Exhibit 99.1
DuPont Reports Third Quarter 2025 Results;
Announces Plans to Return Cash to Shareholders

Exceeds 3Q 2025 Guidance for Total DuPont
Raises FY 2025 Earnings Guidance for New DuPont
Announces $2 Billion Share Repurchase Authorization, $500 Million Accelerated Share Repurchase and
New DuPont Quarterly Dividend

Third Quarter 2025 Highlights
•Net Sales of $3.1 billion increased 7%; organic sales increased 6% versus year-ago period
•GAAP Income from continuing operations of $308 million; operating EBITDA of $840 million
•GAAP EPS from continuing operations of $0.70; adjusted EPS of $1.09
•Cash provided by operating activities from continuing operations of $591 million; transaction-adjusted free cash flow of $576 million
•Raises FY 2025 operating EBITDA guidance for new DuPont to $1.6 billion

Capital Allocation Updates
•Announces Board of Directors approval of a new share repurchase authorization of up to $2 billion of DuPont common stock; expects to imminently launch a $500 million accelerated share repurchase (“ASR”)
•Announces Board of Directors declaration of a quarterly dividend for new DuPont of $0.20 per share, in line with new DuPont’s targeted 35%-45% payout ratio

WILMINGTON, Del., Nov. 6, 2025 - DuPont (NYSE: DD) announced its financial results(1) for the third quarter ended September 30, 2025, which includes the segment results of IndustrialsCo, excluding the Aramids business, which is reported as discontinued operations, and ElectronicsCo.

“We exceeded our previously announced third quarter guidance, delivering another quarter of year-over-year growth in organic sales and operating EBITDA” said Lori Koch, DuPont Chief Executive Officer. “Ongoing strength in electronics, healthcare and water end-markets, along with our team’s focus on operational execution continued to drive strong top-line growth and cash conversion. As a result of our strong third quarter performance and operational improvements, we are raising our full year earnings guidance for new DuPont.”

“We also announced a $2 billion share repurchase authorization including an accelerated share repurchase of $500 million, and our initial dividend for new DuPont,” Koch continued. “As a leading advanced solutions provider, the new DuPont is well-positioned to drive continued value creation for our shareholders.”
Third Quarter 2025 Consolidated Results(1)

Dollars in millions, unless noted	3Q’25	3Q’24	Change vs. 3Q’24	Organic Sales (2) vs. 3Q’24
Net sales	$3,072	$2,862	7%	6%
GAAP Income from continuing operations	$308	$453	(32)%
Operating EBITDA(2)	$840	$791	6%
Operating EBITDA margin(2) %	27.3%	27.6%	(30) bps
GAAP EPS from continuing operations	$0.70	$1.06	(34)%
Adjusted EPS(2)	$1.09	$1.09	flat
Cash provided by operating activities – cont. ops.	$591	$665	(11)%
Transaction-adjusted free cash flow(2)	$576	$578	flat

(1)Results and cash flows are presented on a continuing operations basis, now reflecting Aramids as discontinued operations. See pages 6-7 for further information, including the basis of presentation included in this release.
(2)Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See pages 6-7 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 13 of this communication.
(3)Effective in the first quarter of 2025, in light of the Electronics Separation, the Company realigned its management and reporting structure which resulted in a change in reportable segments and lines of business (2025 Segment Realignment). Results for historical periods have been recast to conform to the new structure. Refer to page 5 for additional information.

Net sales
•Net sales increased 7% as a 7% increase in volume and a 1% currency benefit was partially offset by a 1% decrease in price.
•10% organic sales growth in ElectronicsCo; 4% organic sales growth in IndustrialsCo.

GAAP Income from continuing operations
•GAAP Income/GAAP EPS from continuing operations decreased as the benefit from higher segment earnings was more than offset by higher separation transaction costs and the absence of prior year gains related to interest rate swaps.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity, partially offset by growth investments.

Adjusted EPS
•Adjusted EPS was flat as higher segment earnings were primarily offset by a higher tax rate.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $591 million, capital expenditures of $146 million and separation related transaction cost and other payments of $131 million resulted in transaction-adjusted free cash flow and related conversion of $576 million and 126%, respectively.

Share Repurchase

The Company today announced that its Board of Directors approved a new share repurchase authorization of up to $2 billion of DuPont common stock (the “$2B Authorization”)(4). DuPont expects to repurchase $500 million, in aggregate, of its common stock through an accelerated share repurchase (“ASR”) to be launched imminently.

Quarterly Dividend

The Company today also announced that its Board of Directors has declared a quarterly dividend for new
DuPont of $0.20 per share on its outstanding common stock, payable December 15, 2025, to holders of record at the close of business on November 28, 2025. The dividend is in line with new DuPont’s targeted 35-45% payout ratio.

(4)     Under the $2B Authorization, repurchases may be made from time to time on the open market at prevailing market prices or in privately negotiated transactions off market. The timing and number of shares to be repurchased will depend on factors such as the share price, economic and market conditions, and corporate and regulatory requirements.

Third Quarter 2025 Segment Highlights

IndustrialsCo(3)

Dollars in millions, unless noted	3Q’25	3Q’24	Change vs. 3Q’24	Organic Sales(2) vs. 3Q’24
Net sales	$1,797	$1,715	5%	4%
Operating EBITDA	$465	$445	4%
Operating EBITDA margin %	25.9%	25.9%	flat

Net sales
•Net sales increased 5% on organic sales growth of 4% and a currency benefit of 1%. Organic growth includes an approximately $30 million benefit from order timing related to system cut-over activities in advance of the planned electronics separation.
◦Healthcare & Water Technologies sales up high-single digits on strong organic growth with increases in both businesses. Volume gains were driven by growth for medical packaging and biopharma and continued strength in reverse osmosis and ion exchange.
◦Diversified Industrials sales up low-single digits on an organic basis, as growth in Industrial Technologies was partially offset by continued softness in construction markets.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity, partially offset by growth investments.
•Operating EBITDA margin of 25.9% was flat year-over-year absorbing headwinds from currency.

ElectronicsCo(3)

Dollars in millions, unless noted	3Q’25	3Q’24	Change vs. 3Q’24	Organic Sales(2) vs. 3Q’24
Net sales	$1,275	$1,147	11%	10%
Operating EBITDA	$403	$379	6%
Operating EBITDA margin %	31.6%	33.0%	(140) bps

Net sales
•Net sales increased 11% on organic sales growth of 10% and a currency benefit of 1%. Organic growth includes an approximately $40 million benefit from order timing related to system cut-over activities in advance of the planned electronics separation.
◦Semiconductor Technologies sales up high-single digits on an organic basis from ongoing end-market demand strength, due to advanced nodes and AI technology applications.
◦Interconnect Solutions sales up low-teens on an organic basis reflecting continued demand strength from AI-driven technology ramps, as well as content and share gains.

Operating EBITDA
•Operating EBITDA increased on organic growth partially offset by growth investments.
•Operating EBITDA margin of 31.6% decreased 140 basis points primarily due to unfavorable mix and headwinds from currency.

Financial Outlook

Dollars in millions, unless noted	Current Guidance Full Year 2025*	Prior Guidance Full Year 2025*	Current Guidance 4Q’25*
Net sales	~$6,840	~$6,865	~$1,685
Operating EBITDA(2)	~$1,600	~$1,575	~$385
Adjusted EPS(2)	~$1.66	N/A	~$0.43

*Guidance reflects the previously announced divestiture of the Aramids business and separation of the electronics business, Qnity, as discontinued operations.
**Net sales updated to reflect a lower than expected currency tailwind compared to our prior guidance.

“I am pleased with the strong execution in third quarter and the momentum we are building as new DuPont. As a result of our third quarter performance as well as operational improvements within the business, we are raising our full year 2025 earnings guidance,” said Antonella Franzen, DuPont Chief Financial Officer. “Organic sales growth for the full year remains in line with the guidance we provided at Investor Day, up 2 percent year-over-year on strong demand in healthcare and water end-markets partially offset by continued weakness in construction markets.”

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader, providing advanced solutions that help transform industries and improve everyday life across our key markets of healthcare, water, construction, and transportation. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com +1 989-294-5890	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
DuPont de Nemours, Inc. (“DuPont”) completed the previously announced separation of its Electronics business (the “Electronics Separation”) into an independent public company, Qnity Electronics, Inc. (“Qnity”), by way of the distribution to DuPont's stockholders of record as of October 22, 2025 of all the issued and outstanding common stock of Qnity on November 1, 2025 (the “Distribution”). As a result, beginning in the fourth quarter of 2025, the financial results of the divested Electronics business will be reflected in DuPont's Consolidated Financial Statements as discontinued operations, along with comparative periods.

On August 29, 2025, DuPont announced a definitive agreement to sell the aramids business (the “Aramids Divestiture”) to TJC LP, (“TJC”), in return for cash proceeds of approximately $1.2 billion, subject to customary transaction adjustments, a note from TJC in the principal amount of $300 million and a minority equity interest valued at $325 million in the future Arclin holding company that will hold the Arclin global materials business and the aramids business being divested. The transaction is expected to close in the first quarter 2026, subject to customary closing conditions and receipt of regulatory approvals. As a result, beginning in the third quarter of 2025, the financial results of the aramids business being divested are reflected in DuPont's Consolidated Financial Statements as discontinued operations, along with comparative periods.

Cautionary Statement Regarding Forward-looking Statements
Certain statements in this release may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to (i) the ability to realize the intended benefits of the Electronics Separation and Distribution, including achievement of the intended tax treatment; contractual allocation to, and assumption by Qnity of certain liabilities, including certain legacy liabilities with respect to PFAS; the possibility of disputes, litigation or unanticipated costs in connection with the Electronics Separation and Distribution; and DuPont's success in achieving its intended post-Electronics Separation capital structure; (ii) the ability to timely effect, if at all, the announced sale of the Aramids Divestiture and the impact on DuPont’s balance sheet, financial condition and future results of operations; (iii) risks and costs related to the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva and Chemours, including the outcome of pending or future litigation related to PFAS or PFOA, which includes personal injury claims and natural resource damages claims; the extent and cost of ongoing and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (iv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Electronics Separation, the Aramids Divestiture and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (v) risks and uncertainties that are outside the Company’s control but adversely impact the overall environment in which DuPont, its customers and/or its suppliers operate, including changes in economic, political, regulatory, international trade, geopolitical, military conflicts, capital markets and other external conditions, including pandemics and responsive actions, as well as natural and other disasters or weather-related events; (vi) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (vii) the risks and uncertainties associated with continuing or expanding trade disputes or restrictions and responsive actions, new or increased tariffs or export controls including on exports to China of U.S.-regulated products and technology; (viii) other risks to DuPont’s business and operations, including the risk of impairment; (ix) risks and uncertainties in connection with completing the $2 billion share buyback authorization DuPont announced on November 3, 2025, including timeline, associated costs and the possibility that the authorization may be suspended, or discontinued prior to completion; and (x) other risk factors discussed in DuPont’s most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the Delrin® Divestiture, do not meet the criteria for discontinued operations and were reported within continuing operations in the respective prior periods. A portion of these historical indirect costs include costs related to activities the Company is undertaking on behalf of Delrin® and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion. Subsequent to the spin-off of Qnity and beginning with the fourth quarter of 2025, the Company updated its Adjusted Earnings definition to remove remediation costs associated with divested businesses as it believes the update reflects a more accurate measure of the ongoing performance of the Company. Remediation costs associated with divested businesses include environmental remediation costs including certain investigative, remediation, and restoration activities at sites where the Company once conducted operations or at sites where waste generated by the Company was disposed.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2025 associated with intangibles to be about $290 million on a pre-tax basis, or approximately $0.50 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages. Subsequent to the spin-off of Qnity and beginning with the fourth quarter of 2025, the Company updated its Operating EBITDA definition to remove remediation costs associated with divested businesses as it believes the update to Operating EBITDA reflects a more accurate measure of the ongoing performance of the Company.

Non-GAAP Financial Measures (continued)

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Significant items are items that arise outside the ordinary course of business for the Company, and beginning in the first quarter 2025, includes items for nonconsolidated affiliates, that the Company’s management believes may cause misinterpretation of underlying business and investment performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance. Management believes the update to the definition of significant items to include those related to nonconsolidated affiliates reflects a more accurate measure of the ongoing performance of the investment. There were no significant items associated with nonconsolidated affiliates recorded for the three and nine month periods ended September 30, 2025 and September 30, 2024.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Management believes supplemental non-GAAP financial measures including Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below) provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes the Intended Electronics Separation represents a significant transformational change for the Company and the impact of separation-related transaction cost payments are expected to be material to the Company’s financial statements. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures, separation-related transaction cost payments and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. In the third quarter 2025, the Company settled 30 percent of the interest rate swap related to the 2048 notes for $20 million, representing the respective allocation of the fair value of the swap at the time of settlement. Management notes that the $20 million settlement was reflected in other cash payments for Transaction-Adjusted Free Cash flow for the three and nine month periods ended September 30, 2025, as it was related to achieving the post-spin capital structure for new DuPont.

Transaction-Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow excluding separation-related transaction costs divided by Adjusted Earnings.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts (Unaudited)	2025	2024	2025	2024
Net sales	$3,072	$2,862	$8,720	$8,263
Cost of sales	1,877	1,739	5,302	5,107
Research and development expenses	140	127	404	370
Selling, general and administrative expenses	387	368	1,127	1,134
Amortization of intangibles	121	132	375	396
Restructuring and asset related charges - net	20	21	67	56
Acquisition, integration and separation costs	139	43	383	51
Equity in earnings of nonconsolidated affiliates	14	7	30	27
Sundry income (expense) - net	24	200	112	147
Interest expense	99	87	266	282
Income from continuing operations before income taxes	$327	$552	$938	$1,041
Provision for income taxes on continuing operations	19	99	191	288
Income from continuing operations, net of tax	$308	$453	$747	$753
(Loss) income from discontinued operations, net of tax	(415)	12	(1,365)	93
Net (loss) income	$(107)	$465	$(618)	$846
Net income attributable to noncontrolling interests	16	10	35	24
Net (loss) income available for DuPont common stockholders	$(123)	$455	$(653)	$822

Per common share data:
Earnings per common share from continuing operations - basic	$0.70	$1.06	$1.70	$1.74
(Loss) earnings per common share from discontinued operations - basic	(0.99)	0.03	(3.26)	0.22
(Loss) earnings per common share - basic	$(0.29)	$1.09	$(1.56)	$1.96
Earnings per common share from continuing operations - diluted	$0.70	$1.06	$1.70	$1.74
(Loss) earnings per common share from discontinued operations - diluted	(0.99)	0.03	(3.25)	0.22
(Loss) earnings per common share - diluted	$(0.29)	$1.08	$(1.56)	$1.96

Weighted-average common shares outstanding - basic	419.0	417.9	418.8	419.5
Weighted-average common shares outstanding - diluted	420.1	419.5	419.9	420.8

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$1,955	$1,843
Restricted cash and cash equivalents	1,830	6
Accounts and notes receivable - net	2,374	2,011
Inventories	1,839	1,729
Prepaid and other current assets	210	161
Assets of discontinued operations	1,813	3,003
Total current assets	$10,021	$8,753
Property, plant and equipment - net of accumulated depreciation (September 30, 2025 - $4,921; December 31, 2024 - $4,585)	5,160	5,014
Other Assets
Goodwill	16,221	15,812
Other intangible assets	4,535	4,833
Restricted cash and cash equivalents - noncurrent	37	36
Investments and noncurrent receivables	866	811
Deferred income tax assets	318	246
Deferred charges and other assets	886	1,131
Total other assets	$22,863	$22,869
Total Assets	$38,044	$36,636
Liabilities and Equity
Current Liabilities
Short-term borrowings	$1,850	$1,848
Accounts payable	1,659	1,577
Income taxes payable	142	199
Accrued and other current liabilities	1,103	988
Liabilities of discontinued operations	251	275
Total current liabilities	$5,005	$4,887
Long-Term Debt	7,049	5,323
Other Noncurrent Liabilities
Deferred income tax liabilities	712	862
Pension and other post-employment benefits - noncurrent	560	517
Other noncurrent obligations	1,377	1,254
Total other noncurrent liabilities	$2,649	$2,633
Total Liabilities	$14,703	$12,843
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2025: 418,867,337 shares; 2024: 417,994,343 shares)	4	4
Additional paid-in capital	47,453	47,922
Accumulated deficit	(23,728)	(23,076)
Accumulated other comprehensive loss	(835)	(1,500)
Total DuPont stockholders' equity	$22,894	$23,350
Noncontrolling interests	447	443
Total equity	$23,341	$23,793
Total Liabilities and Equity	$38,044	$36,636

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
In millions (Unaudited)	2025	2024
Operating Activities
Net (loss) income	$(618)	$846
(Loss) income from discontinued operations	(1,365)	93
Net income from continuing operations	$747	$753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	772	777
Deferred income tax and other tax related items	(25)	(74)
Earnings of nonconsolidated affiliates in excess of dividends received	(30)	(26)
Net periodic pension benefit costs	9	8
Periodic benefit plan contributions	(39)	(49)
Net loss on sales of assets, businesses and investments	—	(5)
Restructuring and asset related charges - net	67	56
Interest rate swap gain	(48)	(152)
Interest rate swap termination	(20)	—
Stock based compensation	43	60
Loss on debt extinguishment	—	74
Other net loss	20	4
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(362)	(148)
Inventories	(71)	(84)
Accounts payable	138	110
Other assets and liabilities, net	59	213
Cash provided by operating activities - continuing operations	$1,260	$1,517
Investing Activities
Capital expenditures	(483)	(376)
Acquisitions of property and businesses, net of cash acquired	(61)	(320)
Other investing activities, net	4	13
Cash used for investing activities - continuing operations	$(540)	$(683)
Financing Activities
Proceeds from issuance of long-term debt	1,750	—
Payments on long-term debt	—	(687)
Purchases of common stock and forward contracts	—	(500)
Proceeds from issuance of Company stock	15	43
Employee taxes paid for share-based payment arrangements	(22)	(26)
Distributions to noncontrolling interests	(33)	(18)
Dividends paid to stockholders	(515)	(476)
Qnity financing fees	(32)	—
Other financing activities, net	(8)	(1)
Cash provided by (used for) financing activities - continuing operations	$1,155	$(1,665)
Cash Flows from Discontinued Operations
Cash provided by (used for) operations - discontinued operations	81	(229)
Cash used for investing activities - discontinued operations	(39)	(42)
Cash used for financing activities - discontinued operations	(6)	(6)
Cash provided by (used in) discontinued operations	$36	$(277)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	23	(9)
Increase (decrease) in cash, cash equivalents and restricted cash	$1,934	$(1,117)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	1,885	2,796
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	7	7
Cash, cash equivalents and restricted cash at beginning of period	$1,892	$2,803
Cash, cash equivalents and restricted cash from continuing operations, end of period	3,822	1,682
Cash, cash equivalents and restricted cash from discontinued operations, end of period	4	4
Cash, cash equivalents and restricted cash at end of period	$3,826	$1,686

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
IndustrialsCo	$1,797	$1,715	$5,157	$5,028
ElectronicsCo	1,275	1,147	3,563	3,235
Total	$3,072	$2,862	$8,720	$8,263
U.S. & Canada	$1,063	$991	$3,027	$2,919
EMEA [1]	490	443	1,403	1,317
Asia Pacific [2]	1,423	1,338	4,020	3,767
Latin America	96	90	270	260
Total	$3,072	$2,862	$8,720	$8,263

Net Sales Variance by Segment and Geographic Region	Three Months Ended September 30, 2025
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
IndustrialsCo	(1)%	5%	4%	1%	—%	5%
ElectronicsCo	(1)	11	10	1	—	11
Total	(1)%	7%	6%	1%	—%	7%
U.S. & Canada	—%	7%	7%	—%	—%	7%
EMEA [1]	(1)	7	6	5	—	11
Asia Pacific [2]	(1)	8	7	—	(1)	6
Latin America	(1)	7	6	1	—	7
Total	(1)%	7%	6%	1%	—%	7%

Net Sales Variance by Segment and Geographic Region	Nine Months Ended September 30, 2025
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
IndustrialsCo	(1)%	4%	3%	—%	—%	3%
ElectronicsCo	(2)	12	10	—	—	10
Total	(1)%	7%	6%	—%	—%	6%
U.S. & Canada	(1)%	4%	3%	—%	1%	4%
EMEA [1]	(1)	5	4	2	1	7
Asia Pacific [2]	(2)	10	8	—	(1)	7
Latin America	(2)	5	3	—	1	4
Total	(1)%	7%	6%	—%	—%	6%
1.Europe, Middle East and Africa.
2.Net sales attributed to China/Hong Kong, for the three months ended September 30, 2025 and 2024 were $579 million and $600 million, respectively, while for the nine months ended September 30, 2025 and 2024 net sales attributed to China/Hong Kong were $1,704 million and $1,664 million, respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
IndustrialsCo	$465	$445	$1,320	$1,244
ElectronicsCo	403	379	1,149	1,002
Corporate [1]	(28)	(33)	(108)	(122)
Total	$840	$791	$2,361	$2,124
1. Corporate includes expenses of the Corporate function not allocated to specific business in the Company.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
IndustrialsCo	$1	$(1)	$1	$1
ElectronicsCo	14	10	37	33
Corporate [1]	(1)	(2)	(8)	(7)
Total equity earnings included in operating EBITDA (GAAP)	$14	$7	$30	$27
1. Corporate includes the equity interest acquired in the Delrin® Divestiture transaction.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Income from continuing operations, net of tax (GAAP)	$308	$453	$747	$753
+ Provision for income taxes on continuing operations	19	99	191	288
Income from continuing operations before income taxes	$327	$552	$938	$1,041
+ Depreciation and amortization	257	267	772	777
'- Interest income [1,2]	18	14	53	55
'+ Interest expense [3]	84	86	250	281
'- Non-operating pension/OPEB benefit (costs) credits [1]	(1)	3	2	12
'- Foreign exchange losses, net [1]	(11)	(17)	(33)	(17)
+ Future reimbursable indirect costs	8	8	25	24
+ Significant items (charge) benefit	(170)	122	(398)	(51)
Operating EBITDA (non-GAAP)	$840	$791	$2,361	$2,124
1.Included in "Sundry income (expense) - net".
2.The three and nine months ended September 30, 2025 excludes accrued interest income earned on employee retention credits and interest income earned on cash held in escrow associated with the Qnity financing. Refer to details of significant items on pages 13-14.
3.The three and nine months ended September 30, 2025 excludes interest rate swap basis amortization and interest expense associated the Qnity notes. Refer to details of significant items on pages 13-14.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Cash provided by operating activities (GAAP) [2] - continuing operations	$591	$665	$1,260	$1,517
Capital expenditures	(146)	(99)	(483)	(376)
Adjusted free cash flow (non-GAAP)	$445	$566	$777	$1,141
Separation-related transaction cost and other payments[3]	131	12	350	12
Transaction-adjusted free cash flow (non-GAAP)	$576	$578	$1,127	$1,153

Adjusted earnings (non-GAAP) [4]	$458	$459	$1,293	$1,120
Adjusted free cash flow conversion (non-GAAP)	97%	123%	60%	102%
Transaction-adjusted free cash flow conversion (non-GAAP)	126%	126%	87%	103%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 6-7 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the three month periods noted.
3.Other payments for the three and nine months ended September 30, 2025 includes $20 million for interest rate swap settlements that were related to achieving the post-spin capital structure for new DuPont.
4.Refer to pages 13-14 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended September 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$327	$292	$0.70
Less: Significant items
Acquisition, integration & separation costs	(139)	(108)	(0.25)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(20)	(15)	(0.03)	Restructuring and asset related charges - net
Interest rate swap mark-to-market loss [4]	(4)	(2)	(0.01)	Sundry income (expense) - net; interest expense
Qnity financing [5]	(5)	(4)	(0.01)	Sundry income (expense) - net; interest expense
Other benefits (credits), net [6]	(2)	(2)	(0.01)	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [7]	—	67	0.16	Provision for income taxes on continuing operations
Total significant items	$(170)	$(64)	$(0.15)
Less: Amortization of intangibles	(121)	(95)	(0.23)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(1)	(1)	—	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(8)	(6)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$627	$458	$1.09

Significant Items Impacting Results for the Three Months Ended September 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$552	$443	$1.06
Less: Significant items
Acquisition, integration and separation costs	(43)	(38)	(0.09)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(21)	(16)	(0.04)	Restructuring and asset related charges - net
Inventory write-offs [8]	(2)	(1)	—	Cost of sales
Interest rate swap mark-to-market gain [9]	190	147	0.35	Sundry income (expense) - net; interest expense
Other benefits (credits), net [10]	(2)	(1)	—	Costs of sales
Total significant items	$122	$91	$0.22
Less: Amortization of intangibles	(132)	(103)	(0.25)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	3	2	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(8)	(6)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$567	$459	1.09
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes the non-cash mark-to-market net gain related to the 2022 Swaps and 2024 Swaps offset by the cash settlement loss on the 2024 Swaps and the interest settlement loss on the 2022 Swaps. The three months ended September 30, 2025 also includes basis amortization on the 2022 Swaps ($1 million pre-tax, reflected in "Interest expense" within the interim Consolidated Statements of Operations).
5.Includes interest income earned on cash held in escrow ($9 million pre-tax) and interest expense ($14 million pre-tax) associated with the Qnity notes.
6.Reflects legal costs within the IndustrialsCo segment associated with a pending intellectual property matter ($9 million pre-tax cost) offset by benefits related to an adjustment of the Donatelle contingent earn-out liability ($7 million pre-tax benefit).
7.The 2025 period reflects the income tax impact of certain internal restructurings related to the Electronics Separation.
8.Reflects an adjustment to raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the IndustrialsCo segment.
9.Includes the mark-to-market gain related to the 2022 Swaps and 2024 Swaps offset by the interest settlement loss on the 2022 Swaps. The three months ended September 30, 2024 also includes basis amortization on the 2022 Swaps ($1 million pre-tax, reflected in "Interest expense" within the interim Consolidated Statements of Operations).
10.Reflects credit for the amortization of an inventory step-up adjustment related to the Donatelle Plastics acquisition ($2 million pre-tax).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Nine Months Ended September 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported losses (GAAP)	$938	$712	$1.70
Less: Significant items
Acquisition, integration & separation costs	(383)	(317)	(0.75)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(67)	(52)	(0.12)	Restructuring and asset related charges - net
Interest rate swap mark-to-market gain [4]	46	37	0.09	Sundry income (expense) - net; interest expense
Qnity financing [5]	(5)	(4)	(0.01)	Interest expense
Other benefits (credits), net [6]	11	9	0.02	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [7]	—	56	0.13	Provision for income taxes on continuing operations
Total significant items	$(398)	$(271)	$(0.64)
Less: Amortization of intangibles	(375)	(294)	(0.70)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	2	3	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(25)	(19)	(0.05)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$1,734	$1,293	$3.08

Significant Items Impacting Results for the Nine Months Ended September 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$1,041	$729	$1.74
Less: Significant items
Acquisition, integration and separation costs	(51)	(44)	(0.10)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(56)	(42)	(0.10)	Restructuring and asset related charges - net
Inventory write-offs [8]	(27)	(20)	(0.05)	Cost of sales
Loss on debt extinguishment [9]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market gain [10]	151	117	0.28	Sundry income (expense) - net; interest expense
Other benefits (credits), net [11]	(2)	(1)	—	Costs of sales
Income tax items [7]	8	(29)	(0.07)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(51)	$(76)	$(0.18)
Less: Amortization of intangibles	(396)	(307)	(0.72)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	12	10	0.02	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(24)	(18)	(0.04)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$1,500	$1,120	$2.66
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes the non-cash mark-to-market net gain related to the 2022 Swaps and 2024 Swaps offset by the cash settlement loss on the 2024 swaps and the interest settlement loss on the 2022 Swaps. The nine months ended September 30, 2025 also includes basis amortization on the 2022 Swaps ($2 million pre-tax, reflected in "Interest expense" within the interim Consolidated Statements of Operations).
5.Includes interest income earned on cash held in escrow ($9 million pre-tax) and interest expense ($14 million pre-tax) associated with the Qnity notes.)
6.Reflects benefits related to an adjustment of the Donatelle contingent earn-out liability ($19 million pre-tax) and accrued interest earned on employee retention credits ($6 million pre-tax), offset by legal costs within the IndustrialsCo segment associated with a pending intellectual property matter ($14 million pre-tax).
7.The 2025 period reflects the income tax impact of certain internal restructurings related to the Electronics Separation and the 2024 period reflects the impact of an international tax audit.
8.Reflects net raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the IndustrialsCo segment.
9.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.
10.Includes the non-cash mark-to-market gain related to the 2022 Swaps and 2024 Swaps offset by the interest settlement loss on the 2022 Swaps. The nine months ended September 30, 2024 also includes basis amortization on the 2022 Swaps ($1 million pre-tax, reflected in "Interest expense" within the interim Consolidated Statements of Operations).
11.Reflects credit for the amortization of an inventory step-up adjustment related to the Donatelle Plastics acquisition ($2 million pre-tax).